Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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JANUARY 27, 2020	GERMAN AMERICAN BANCORP, INC. (GABC) POSTS 10TH CONSECUTIVE YEAR OF RECORD ANNUAL EARNINGS, ANNOUNCES SHARE REPURCHASE PLAN, AND DECLARES 12% CASH DIVIDEND INCREASE

Jasper, Indiana: January 27, 2020 -- German American Bancorp, Inc. (Nasdaq: GABC) reported that, for the 10th consecutive year, the Company has achieved record annual earnings, posting net income of $59.2 million, or $2.29 per share, for the year ended on December 31, 2019. This level of annual earnings performance resulted in a double-digit return on shareholders’ equity in 2019, marking the 15th consecutive fiscal year in which the Company has delivered a double-digit return on shareholders’ equity. The Company also announced a new share repurchase plan for up to one million GABC shares and the declaration of a 12% increase in its quarterly cash dividend.
Annual net income for 2019 represented an increase of $12.7 million, or approximately 15% on a per share basis, from the prior 2018 net income of $46.5 million, or $1.99 per share. Fourth quarter 2019 net income of $15.8 million, or $0.59 per share, represented approximately a 34% increase, on a per share basis, from fourth quarter 2018 net income of $11.0 million, or $0.44 per share. The operating results of both 2019 and 2018 were reflective of the inclusion of the acquisition of Citizens First Corporation of Bowling Green, Kentucky on July 1, 2019 and First Security, Inc. of Owensboro, Kentucky, on October 15, 2018.
The Company also announced that its Board has approved a new share repurchase plan authorizing the repurchase of up to one million shares, or approximately 4% of the Company's total common shares outstanding. Stock repurchases are expected to be made from time to time on the open market or in privately negotiated transactions, subject to applicable securities law. The plan does not obligate the Company to repurchase any specific dollar amount or number of shares.
The Company also announced a 12% increase in its regular quarterly cash dividend, as its Board of Directors declared a regular quarterly cash dividend of $0.19 per share, which will be payable on February 20, 2020 to shareholders of record as of February 10, 2020.
Mark A. Schroeder, German American’s Chairman & CEO, stated, "2019 saw the continuation of our ongoing efforts to build upon our historic levels of growth and profitability and the enhancement of long-term shareholder value. In particular, we saw continued strong organic growth during this past year within our markets in Southeast Indiana, following the acquisition of River Valley Bancorp in 2016, which opened for us the vibrant markets in the Indiana portion of the Louisville, Kentucky MSA, and the 2018 acquisition of a five-branch network in the greater Columbus, Indiana market area, which greatly enhanced our market presence in that

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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growing area of the state of Indiana. Additionally, we continued in 2019 our strategic expansion into the Commonwealth of Kentucky with the acquisition in July 2019 of Citizens First Corporation of Bowling Green, Kentucky. The combination of the Citizens First footprint in the greater Bowling Green area with that of First Security, Inc. of Owensboro, Kentucky, which we also acquired in 2018, resulted in German American acquiring approximately $1 billion of banking assets within the Commonwealth. We will continue our focus in 2020 on the integration of these operations, as we position the Company for what we believe will be strong organic growth from the Kentucky market area in the coming years.”
Schroeder continued, “We are also extremely pleased to have achieved the milestone in 2019 of a decade of consecutive annual record earnings performance and a decade and a half of delivering a double digit annual return on shareholders’ equity. Very few banking organizations in the country can match that level of consistent, long-term profitability. Because of the capital strength resulting from this level of strong profitability, we are able to announce today another double-digit increase in our cash dividend and a new share repurchase program, continuing our ongoing efforts to drive long-term value for our shareholders. With this dividend increase, German American has increased the level of our cash dividends each year for the past eight consecutive years. The new share repurchase program is designed to help facilitate the Company’s capital management efforts.”

Balance Sheet Highlights

On July 1, 2019, the Company completed its acquisition of Citizens First Corporation (“Citizens First”) and its subsidiary bank, Citizen First Bank, Inc. Citizens First, headquartered in Bowling Green, Kentucky, operated eight retail banking offices through Citizens First Bank, Inc. in Barren, Hart, Simpson and Warren Counties in Kentucky.

On October 15, 2018, the Company completed its acquisition of First Security, Inc. ("First Security") and its subsidiary bank, First Security Bank, Inc. First Security was based in Owensboro, Kentucky, and operated 11 retail banking offices in Owensboro, Bowling Green, Franklin and Lexington, Kentucky and in Evansville and Newburgh, Indiana.

In addition, the Company completed a five-branch acquisition of locations of First Financial Bancorp (formerly branch locations of Mainsource Financial Group, Inc. prior to its merger with First Financial Bancorp) on May 18, 2018. Four of the branches are located in Columbus, Indiana, and one in Greensburg, Indiana.

Total assets for the Company totaled $4.397 billion at December 31, 2019, representing an increase of $40.7 million, or 4% on an annualized basis, compared with September 30, 2019 and an increase of $467.5 million, or 12%, compared with December 31, 2018. The increase in total assets as of December 31, 2019 compared

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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to a year ago was driven largely by the acquisition of Citizens First.

December 31, 2019 total loans increased $21.2 million, or 3% on an annualized basis, compared with September 30, 2019 and increased $350.2 million, or 13%, compared with December 31, 2018. Loan growth during 2019 was impacted in each quarterly period by elevated large pay-offs within the agricultural and commercial loan portfolios. Fourth quarter 2019 large pay-offs were significantly elevated, at approximately $30 million greater than the average of large pay-offs during the first three quarters of 2019. The majority of the increase in outstanding loans as of December 31, 2019 compared with December 31, 2018 was attributable to the acquisition of Citizens First. As of December 31, 2019, outstanding loans from the Citizens First acquisition totaled approximately $320.3 million.

End of Period Loan Balances	12/31/2019	9/30/2019	12/31/2018
(dollars in thousands)

Commercial & Industrial Loans	$589,758	$579,152	$543,761
Commercial Real Estate Loans	1,495,862	1,477,204	1,208,646
Agricultural Loans	384,526	386,685	365,208
Consumer Loans	306,972	305,027	285,534
Residential Mortgage Loans	304,855	312,674	328,592
	$3,081,973	$3,060,742	$2,731,741

Non-performing assets totaled $14.4 million at December 31, 2019 compared to $14.1 million at September 30, 2019 and $13.5 million at December 31, 2018. Non-performing assets represented 0.33% of total assets at December 31, 2019, 0.32% at September 30, 2019, and 0.34% at December 31, 2018. Non-performing loans totaled $14.0 million at December 31, 2019 compared to $13.5 million at September 30, 2019 and $13.2 million at December 31, 2018. Non-performing loans represented 0.45% of total loans at December 31, 2019 compared to 0.44% at September 30, 2019 and 0.48% at December 31, 2018.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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Non-performing Assets
(dollars in thousands)
	12/31/2019	9/30/2019	12/31/2018
Non-Accrual Loans	$13,802	$13,512	$12,579
Past Due Loans (90 days or more)	190	—	633
Total Non-Performing Loans	13,992	13,512	13,212
Other Real Estate	425	625	286
Total Non-Performing Assets	$14,417	$14,137	$13,498

Restructured Loans	$116	$117	$121

The Company’s allowance for loan losses totaled $16.3 million at December 31, 2019 compared to $15.9 million at September 30, 2019 and $15.8 million at December 31, 2018. The allowance for loan losses represented 0.53% of period-end loans at December 31, 2019 compared with 0.52% of period-end loans at September 30, 2019 and 0.58% of period-end loans at December 31, 2018. From time to time, the Company has acquired loans through bank and branch acquisitions with the most recent being the Citizens First acquisition during the third quarter of 2019 and the First Security acquisition during the fourth quarter of 2018. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a net discount on acquired loans of $20.4 million at December 31, 2019, $22.9 million at September 30, 2019 and $19.5 million at December 31, 2018.

December 31, 2019 total deposits remained relatively stable compared to September 30, 2019 and increased $357.4 million, or 12%, compared with December 31, 2018. The increase in total deposits at December 31, 2019 compared with year-end 2018 was largely related to the acquisition of Citizens First. As of December 31, 2019, deposits from the Citizens First acquisition totaled approximately $359.7 million.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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End of Period Deposit Balances	12/31/2019	9/30/2019	12/31/2018
(dollars in thousands)

Non-interest-bearing Demand Deposits	$832,985	$827,259	$715,972
IB Demand, Savings, and MMDA Accounts	1,965,640	1,910,395	1,768,177
Time Deposits < $100,000	314,789	323,746	249,309
Time Deposits > $100,000	316,607	369,886	339,174
	$3,430,021	$3,431,286	$3,072,632

Results of Operations Highlights – Year ended December 31, 2019

Net income for the year ended December 31, 2019 totaled $59,222,000, or $2.29 per share, an increase of $12,693,000, or approximately 15% on a per share basis, from the year ended December 31, 2018 net income of $46,529,000, or $1.99 per share.

Net income for both 2018 and 2019 was impacted by merger and acquisition activity. The year ended December 31, 2019 included acquisition-related expenses of approximately $3,360,000 (approximately $2,594,000 or $0.10 per share, on an after tax basis). The year ended December 31, 2018 included acquisition-related expenses of approximately $4,592,000 (approximately $3,526,000 or $0.15 per share, on an after tax basis) for the aforementioned acquisitions.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 17

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Year Ended December 31, 2019			Year Ended December 31, 2018

	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$27,166	$522	1.92%	$18,587	$308	1.65%
Securities	851,457	26,006	3.05%	768,361	23,739	3.09%
Loans and Leases	2,899,939	152,836	5.27%	2,339,089	112,437	4.81%
Total Interest Earning Assets	$3,778,562	$179,364	4.75%	$3,126,037	$136,484	4.36%

Liabilities
Demand Deposit Accounts	$761,515			$640,865
IB Demand, Savings, and
MMDA Accounts	$1,861,617	$12,049	0.65%	$1,616,558	$7,709	0.48%
Time Deposits	670,802	11,756	1.75%	459,289	5,916	1.29%
FHLB Advances and Other Borrowings	279,675	7,444	2.66%	257,737	5,514	2.14%
Total Interest-Bearing Liabilities	$2,812,094	$31,249	1.11%	$2,333,584	$19,139	0.82%

Cost of Funds			0.83%			0.61%
Net Interest Income		$148,115			$117,345
Net Interest Margin			3.92%			3.75%

During the year ended December 31, 2019, net interest income totaled $145,225,000, representing an increase of $30,615,000, or 27%, from the year ended December 31, 2018 net interest income of $114,610,000. The increased level of net interest income during 2019 compared with 2018 was driven primarily by a higher level of average earning assets resulting from the previously discussed merger and acquisition activity and improvement in the tax equivalent net interest margin.

The tax equivalent net interest margin for the year ended December 31, 2019 was 3.92% compared to 3.75% in 2018. The improvement in the net interest margin during 2019 compared to 2018 was related to improved earning asset yields partially offset by an increased cost of funds largely related to higher short-term market interest rates during much of 2019 compared with 2018. Also positively impacting the net interest margin was

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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an increased level of accretion of loan discounts and recoveries on acquired loans. Accretion of loan discounts and recoveries on acquired loans contributed approximately 30 basis points to the net interest margin during 2019 and 8 basis points in 2018.

During the year ended December 31, 2019, the Company recorded a provision for loan loss of $5,325,000 compared with a provision for loan loss of $2,070,000 during 2018. The provision during both periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the year ended December 31, 2019, non-interest income increased $8,431,000, or 23%, from the year ended December 31, 2018.

	Year Ended	Year Ended
Non-interest Income	12/31/2019	12/31/2018
(dollars in thousands)

Trust and Investment Product Fees	$7,278	$6,680
Service Charges on Deposit Accounts	8,718	7,044
Insurance Revenues	8,940	8,330
Company Owned Life Insurance	2,005	1,243
Interchange Fee Income	9,450	7,278
Other Operating Income	3,229	2,785
Subtotal	39,620	33,360
Net Gains on Loans	4,633	3,004
Net Gains on Securities	1,248	706
Total Non-interest Income	$45,501	$37,070

Trust and investment product fees increased $598,000, or 9%, during 2019 compared with 2018. The increase in 2019 compared with 2018 was largely attributable to increased assets under management in the Company's wealth management group.

Service charges on deposit accounts increased $1,674,000, or 24%, during 2019 compared with 2018. The increase during 2019 compared with 2018 was primarily attributable to the acquisition activity completed during 2018 and 2019.

Company owned life insurance revenue increased $762,000, or 61%, during 2019, compared with 2018. The increase was largely related to death benefits received from life insurance policies during 2019 with additional increases resulting from the acquisitions completed during 2018 and 2019.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 17

Interchange fees increased $2,172,000, or 30%, during 2019 compared to 2018. The increase during 2019 was largely attributable to increased card utilization by customers and the acquisition activity completed during 2018 and 2019.

Net gains on sales of loans increased $1,629,000, or 54%, during 2019 compared with 2018. The increase in the net gain on sales of loans during 2019 compared with 2018 was largely attributable to the higher volume of loans sold. Loan sales totaled $185.4 million during 2019 and $135.3 million during 2018.

During 2019, non-interest expense totaled $114,162,000, an increase of $20,609,000, or 22%, compared with 2018. The increase during 2019 was largely impacted by the inclusion of operating expenses related to the branch acquisition completed during the second quarter of 2018 as well as operating expenses related to the bank acquisitions completed in the fourth quarter of 2018 and third quarter of 2019. Acquisition-related expenses totaled $3,360,000 during 2019 and $4,592,000 during 2018.

	Year Ended	Year Ended
Non-interest Expense	12/31/2019	12/31/2018
(dollars in thousands)

Salaries and Employee Benefits	$63,885	$51,306
Occupancy, Furniture and Equipment Expense	13,776	10,877
FDIC Premiums	533	1,033
Data Processing Fees	7,927	6,942
Professional Fees	4,674	5,362
Advertising and Promotion	4,230	3,492
Intangible Amortization	3,721	1,752
Other Operating Expenses	15,416	12,789
Total Non-interest Expense	$114,162	$93,553

Salaries and benefits increased $12,579,000, or 25%, during 2019 compared with 2018. The increase in salaries and benefits during 2019 compared with 2018 was largely attributable to an increased number of full-time equivalent employees due primarily to the acquisition transactions completed during 2018 and 2019.

Occupancy, furniture and equipment expense increased $2,899,000, or 27%, during 2019 compared with 2018. The increase during 2019 compared to 2018 was primarily due to operating costs related to the acquisition activity during 2018 and 2019.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 17

FDIC premiums declined $500,000, or 48%, during 2019 compared with 2018. The decline in FDIC premiums is attributable to credits received from the FDIC in 2019. The credits received were due to the reserve ratio of the deposit insurance fund exceeding the FDIC's targeted levels.

Data processing fees increased $985,000, or 14%, during 2019 compared with 2018. The increase in data processing fees during 2019 compared with 2018 was largely related to the on-going operating costs associated with the acquisitions completed during 2018 and 2019. Acquisition-related costs totaled $1,235,000 during 2019 and $2,002,000 during 2018.

Professional fees declined $688,000, or 13%, during 2019 compared with 2018. The decline in professional fees during 2019 compared with 2018 was largely related to lower levels of merger and acquisition related professional fees. Merger and acquisition related professional fees totaled approximately $1,167,000 during 2019 compared to $1,738,000 during 2018.

Intangible amortization increased $1,969,000, or 112%, during 2019 compared with 2018. The increase in intangible amortization was attributable to the previously discussed acquisitions completed during 2018 and 2019.

Other operating expenses increased $2,627,000, or 21%, during 2019 compared with 2018. The increase during 2019 compared with 2018 was largely attributable to the operating costs related to the acquisitions completed in 2018 and 2019.

Results of Operations Highlights – Quarter ended December 31, 2019

Net income for the quarter ended December 31, 2019 totaled $15,820,000, or $0.59 per share, an increase of 20% on a per share basis compared with the third quarter 2019 net income of $13,064,000, or $0.49 per share, and an increase of 34% on a per share basis compared with the fourth quarter 2018 net income of $10,980,000, or $0.44 per share. The change in net income during the fourth quarter of 2019, compared with the fourth quarter of 2018, was largely impacted by the completed acquisition activity during 2018 and 2019.  A detailed analysis of the factors impacting fourth quarter 2019 income and expenses, as compared to third quarter 2019, is included in the remaining discussion.

Net income for each quarter presented was impacted by merger and acquisition activity during 2018 and 2019. The fourth quarter of 2019 results of operations included acquisition-related expenses of approximately $135,000 ($100,000 or less than $0.01 per share, on an after tax basis), while the third quarter of 2019 results of operations included acquisition-related expenses of approximately $2,258,000 ($1,696,000 or $0.06 per

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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share, on an after tax basis) and the fourth quarter of 2018 included approximately $3,107,000 ($2,343,000 or $0.09 per share on an after tax basis).

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31, 2019			September 30, 2019			December 31, 2018

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$31,521	$133	1.66%	$31,230	$163	2.07%	$20,925	$97	1.83%
Securities	866,889	6,462	2.98%	870,369	6,472	2.97%	812,191	6,447	3.18%
Loans and Leases	3,076,509	41,486	5.35%	3,076,931	41,008	5.29%	2,662,502	33,771	5.04%
Total Interest Earning Assets	$3,974,919	$48,081	4.81%	$3,978,530	$47,643	4.76%	$3,495,618	$40,315	4.58%

Liabilities
Demand Deposit Accounts	$839,906			$797,337			$714,504
IB Demand, Savings, and
MMDA Accounts	$1,968,365	$3,220	0.65%	$1,946,219	$3,189	0.65%	$1,794,891	$2,808	0.62%
Time Deposits	679,005	3,011	1.76%	725,347	3,210	1.75%	593,615	2,151	1.44%
FHLB Advances and Other Borrowings	256,163	1,692	2.62%	286,587	1,934	2.68%	271,834	1,654	2.42%
Total Interest-Bearing Liabilities	$2,903,533	$7,923	1.08%	$2,958,153	$8,333	1.12%	$2,660,340	$6,613	0.99%

Cost of Funds			0.79%			0.83%			0.75%
Net Interest Income		$40,158			$39,310			$33,702
Net Interest Margin			4.02%			3.93%			3.83%

During the quarter ended December 31, 2019, net interest income totaled $39,415,000, an increase of $837,000, or 2%, compared to the quarter ended September 30, 2019 net interest income of $38,578,000. The increased level of net interest income during the fourth quarter of 2019 compared with the third quarter of 2019 was driven primarily by an increased tax equivalent net interest margin.

The tax equivalent net interest margin for the quarter ended December 31, 2019 was 4.02% compared with 3.93% in the third quarter of 2019. Accretion of loan discounts and recoveries on acquired loans contributed approximately 36 basis points to the net interest margin on an annualized basis in the fourth quarter of 2019 and 24 basis points in the third quarter of 2019.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 17

During the quarter ended December 31, 2019, the Company recorded a provision for loan loss of $1,600,000 compared with $2,800,000 in the third quarter of 2019. The provision during both periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

Net charge-offs totaled $1,191,000 or 15 basis points on an annualized basis of average loans outstanding during the three months ended December 31, 2019, compared with $3,170,000 or 41 basis point on an annualized basis of average loans outstanding during third quarter of 2019. The majority of the net charge-offs during the fourth quarter of 2019 was attributable to a single, adversely classified commercial lending relationship. The higher level of net charge-offs during the third quarter of 2019 was primarily attributable to a partial charge-off on a single, adversely classified, commercial lending relationship.

During the quarter ended December 31, 2019, non-interest income totaled $11,278,000, a decline of $778,000, or 6%, compared with the quarter ended September 30, 2019.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	12/31/2019	9/30/2019	12/31/2018
(dollars in thousands)

Trust and Investment Product Fees	$1,913	$1,885	$1,645
Service Charges on Deposit Accounts	2,399	2,395	2,072
Insurance Revenues	1,923	1,883	1,877
Company Owned Life Insurance	453	364	420
Interchange Fee Income	2,485	2,538	2,235
Other Operating Income	868	1,029	629
Subtotal	10,041	10,094	8,878
Net Gains on Loans	973	1,649	583
Net Gains on Securities	264	313	272
Total Non-interest Income	$11,278	$12,056	$9,733

Net gains on sales of loans declined $676,000, or 41%, during the fourth quarter of 2019 compared with the third quarter of 2019. The decline was primarily due to lower sales volume, decreased margins on loans sold, and a lower level of commitments to originate loans which resulted in a lower fair value adjustment on those

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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commitments. Loan sales for the fourth quarter of 2019 totaled $56.6 million compared with $60.4 million during the third quarter of 2019.

During the quarter ended December 31, 2019, non-interest expense totaled $29,824,000, a decline of $2,137,000, or 7%, compared with the quarter ended September 30, 2019. The fourth quarter of 2019 included acquisition-related expenses of $135,000 while the third quarter of 2019 included acquisition-related expenses of approximately $2,258,000.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	12/31/2019	9/30/2019	12/31/2018
(dollars in thousands)

Salaries and Employee Benefits	$17,145	$17,579	$15,027
Occupancy, Furniture and Equipment Expense	3,594	3,751	3,203
FDIC Premiums	—	—	234
Data Processing Fees	1,681	2,860	3,108
Professional Fees	849	1,324	2,337
Advertising and Promotion	1,370	1,054	1,083
Intangible Amortization	1,012	1,064	810
Other Operating Expenses	4,173	4,329	4,012
Total Non-interest Expense	$29,824	$31,961	$29,814

Salaries and benefits declined $434,000, or 2%, during the quarter ended December 31, 2019 compared with the third quarter of 2019. The decline in salaries and benefits during the fourth quarter of 2019 compared with the third quarter of 2019 was largely attributable to a decline in acquisition related salary and benefit costs incurred during the third quarter of 2019. The third quarter of 2019 included approximately $695,000 of acquisition-related salary and benefit costs of a non-recurring nature.

Data processing fees declined $1,179,000, or 41%, during the fourth quarter of 2019 compared with the third quarter of 2019. The decline during the fourth quarter of 2019 compared with the third quarter of 2019 was largely driven by acquisition-related costs which totaled approximately $999,000 during the third quarter of 2019 and only $3,000 during the fourth quarter of 2019.

Professional fees declined $475,000, or 36%, during the fourth quarter of 2019 compared with the third quarter of 2019. The decline during the fourth quarter of 2019 compared to the third quarter of 2019 was due in large

NEWS RELEASE

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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part to professional fees related to merger and acquisition activity. Merger and acquisition-related professional fees totaled approximately $53,000 during the fourth quarter of 2019 compared with approximately $401,000 in the third quarter of 2019.

About German American
German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 76 banking offices in 20 contiguous southern Indiana counties, seven counties in Kentucky and one county in Tennessee. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31, 2019	September 30, 2019	December 31, 2018
ASSETS
Cash and Due from Banks	$59,971	$64,791	$64,549
Short-term Investments	45,898	26,328	32,251
Investment Securities	855,178	849,798	812,964

Loans Held-for-Sale	17,713	19,156	4,263

Loans, Net of Unearned Income	3,077,091	3,056,907	2,728,059
Allowance for Loan Losses	(16,278)	(15,869)	(15,823)
Net Loans	3,060,813	3,041,038	2,712,236

Stock in FHLB and Other Restricted Stock	13,968	13,968	13,048
Premises and Equipment	96,651	98,754	80,627
Goodwill and Other Intangible Assets	133,962	133,818	113,645
Other Assets	112,444	108,231	95,507
TOTAL ASSETS	$4,396,598	$4,355,882	$3,929,090

LIABILITIES
Non-interest-bearing Demand Deposits	$832,985	$827,259	$715,972
Interest-bearing Demand, Savings, and Money Market Accounts	1,965,640	1,910,395	1,768,177
Time Deposits	631,396	693,632	588,483
Total Deposits	3,430,021	3,431,286	3,072,632

Borrowings	349,686	316,687	376,409
Other Liabilities	43,071	44,982	21,409
TOTAL LIABILITIES	3,822,778	3,792,955	3,470,450

SHAREHOLDERS' EQUITY
Common Stock and Surplus	305,625	305,270	254,314
Retained Earnings	253,090	241,801	211,424
Accumulated Other Comprehensive Income (Loss)	15,105	15,856	(7,098)
SHAREHOLDERS' EQUITY	573,820	562,927	458,640

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,396,598	$4,355,882	$3,929,090

END OF PERIOD SHARES OUTSTANDING	26,671,368	26,662,078	24,967,458

TANGIBLE BOOK VALUE PER SHARE (1)	$16.49	$16.09	$13.81

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
INTEREST INCOME
Interest and Fees on Loans	$41,395	$40,921	$33,678	$152,481	$112,084
Interest on Short-term Investments	133	163	97	522	308
Interest and Dividends on Investment Securities	5,810	5,827	5,821	23,471	21,357
TOTAL INTEREST INCOME	47,338	46,911	39,596	176,474	133,749

INTEREST EXPENSE
Interest on Deposits	6,231	6,399	4,959	23,805	13,625
Interest on Borrowings	1,692	1,934	1,654	7,444	5,514
TOTAL INTEREST EXPENSE	7,923	8,333	6,613	31,249	19,139

NET INTEREST INCOME	39,415	38,578	32,983	145,225	114,610
Provision for Loan Losses	1,600	2,800	—	5,325	2,070
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	37,815	35,778	32,983	139,900	112,540

NON-INTEREST INCOME
Net Gain on Sales of Loans	973	1,649	583	4,633	3,004
Net Gain on Securities	264	313	272	1,248	706
Other Non-interest Income	10,041	10,094	8,878	39,620	33,360
TOTAL NON-INTEREST INCOME	11,278	12,056	9,733	45,501	37,070

NON-INTEREST EXPENSE
Salaries and Benefits	17,145	17,579	15,027	63,885	51,306
Other Non-interest Expenses	12,679	14,382	14,787	50,277	42,247
TOTAL NON-INTEREST EXPENSE	29,824	31,961	29,814	114,162	93,553

Income before Income Taxes	19,269	15,873	12,902	71,239	56,057
Income Tax Expense	3,449	2,809	1,922	12,017	9,528

NET INCOME	$15,820	$13,064	$10,980	$59,222	$46,529

BASIC EARNINGS PER SHARE	$0.59	$0.49	$0.44	$2.29	$1.99
DILUTED EARNINGS PER SHARE	$0.59	$0.49	$0.44	$2.29	$1.99

WEIGHTED AVERAGE SHARES OUTSTANDING	26,663,405	26,643,064	24,962,878	25,824,538	23,381,616
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	26,663,405	26,643,064	24,962,878	25,824,538	23,381,616

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2019	2019	2018	2019	2018
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.45%	1.20%	1.15%	1.43%	1.38%
	Annualized Return on Average Equity	11.14%	9.37%	10.05%	11.41%	12.07%
	Net Interest Margin	4.02%	3.93%	3.83%	3.92%	3.75%
	Efficiency Ratio (1)	57.98%	62.22%	68.64%	58.96%	60.59%
	Net Overhead Expense to Average Earning Assets (2)	1.87%	2.00%	2.30%	1.82%	1.81%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.15%	0.41%	0.03%	0.17%	0.08%
	Allowance for Loan Losses to Period End Loans	0.53%	0.52%	0.58%
	Non-performing Assets to Period End Assets	0.33%	0.32%	0.34%
	Non-performing Loans to Period End Loans	0.45%	0.44%	0.48%
	Loans 30-89 Days Past Due to Period End Loans	0.45%	0.30%	0.54%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$4,355,980	$4,355,111	$3,384,251	$4,128,535	$3,380,409
	Average Earning Assets	$3,974,919	$3,978,530	$3,495,618	$3,778,562	$3,126,037
	Average Total Loans	$3,076,509	$3,076,931	$2,662,502	$2,899,939	$2,339,089
	Average Demand Deposits	$839,906	$797,337	$714,504	$761,515	$640,865
	Average Interest Bearing Liabilities	$2,903,533	$2,958,153	$2,660,340	$2,812,094	$2,333,584
	Average Equity	$567,897	$557,447	$437,177	$519,010	$385,476

	Period End Non-performing Assets (3)	$14,417	$14,137	$13,498
	Period End Non-performing Loans (4)	$13,992	$13,512	$13,212
	Period End Loans 30-89 Days Past Due (5)	$13,959	$9,054	$14,815

	Tax Equivalent Net Interest Income	$40,158	$39,310	$33,702	$148,115	$117,345
	Net Charge-offs during Period	$1,191	$3,170	$228	$4,870	$1,941

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.
(5)	Loans 30-89 days past due and still accruing.